Exhibit 10.18

                                 PROMISSORY NOTE

$150,000.00                                                   September 27, 2004
-----------                                                   Dallas, Texas


         FOR VALUE RECEIVED, the undersigned, MedSolutions, Inc., a Texas corporation (the "the Maker"), hereby unconditionally promises to pay to the order of Ajit S. Brar, an individual and resident of the State of Ohio (the "Payee"), at such place as designated by the Payee, or at such other place or to such other party or parties as may be designated by the Payee from time to time, in lawful money of the United States of America, the principal amount of one hundred fifty thousand dollars ($150,000.00) (the "Principal Amount"), with simple interest at an annual rate of the prime rate as published in the Wall Street Journal ("the Prime Rate) from time to time plus eight per cent (8%).

         1. This Promissory Note (the "Note") shall be due and payable in 34 monthly payments of principal and interest on the (14th) day of each month, commencing on October 14th, 2004, and each in the amount of five thousand two hundred seventy nine sixty six cents ($5,279.66) (an "Installment"), with the final Installment due on July 14th, 2007 (the "Maturity Date"); provided, that each such Installment shall be in the form of a check delivered to an address as may be designated by the Payee. Each date on which a payment is due, including the Maturity Date, shall be referred to herein as a "Payment Date"; provided, however, that if a Payment Date should fall on a Saturday, Sunday, or bank holiday, then the Payment Date shall be the next business day.

         2. Notation of Indebtedness and Payments. The Payee is authorized to record the date and amount of the indebtedness evidenced by this Note, and the date and amount of each payment and prepayment of principal hereof on any schedule annexed hereto and made a part hereof, or on a continuation thereof which shall be attached thereto and made a part hereof, and any such notation shall be conclusive and binding for all purposes absent manifest error; provided, however, that failure by the Payee to make any such notation shall not affect the obligations of the Maker hereunder.

         3. Prepayment. This Note is subject to prepayment in whole or in part at any time or from time to time, without premium or penalty of any kind whatsoever. All partial prepayments shall be applied first to accrued but unpaid interest and then to the outstanding principal amount of this Note.

         4. Default.

         (a) Each of the following shall constitute an "Event of Default" under this Note:

                  (i) The Maker shall fail to pay when due any Installment or any other amount due hereunder in the manner provided herein, and such default shall continue unremedied for a period of ten (10) business days; or

                  (ii) A substantial part of any of the operations or business of the Maker is suspended, other than in the ordinary course of business, which suspension has a material adverse effect on the Maker's financial condition; or

                  (iii) The Maker commences any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or consents to, approves of or acquiesces in, any such case, proceeding or other action, or applies for a receiver, trustee or custodian for itself or for all or a substantial part of its properties or assets, or makes an assignment for the benefit of creditors, or fails generally to pay its debts as they mature or admits in writing its inability to pay its debts as they mature, or is adjudicated insolvent or bankrupt; or

                  (iv)  There  is  commenced  against  the  Maker  any  case  or proceeding, or any other action is taken against the Maker in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing; or there is appointed a receiver, trustee or custodian for the Maker or for all or a substantial part of its properties or assets; or there is issued a warrant of attachment, execution or similar process against any substantial part of the properties or assets of the Maker, and any such event continues for 90 days un-dismissed, un-bonded or un-discharged.

         (b) If any Event of Default shall have occurred and be continuing, the Payee may, by written notice to the Maker, declare this Note, all interest hereon and all other amounts, if any, payable hereunder or in respect of this Note to be forthwith due and payable, whereupon they shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker. Notwithstanding the foregoing, upon the occurrence of any of the events or conditions described in subsection (iii) or (iv) of Section 4(a) above, this Note, all interest hereon and all other amounts, if any, payable hereunder or in respect of this Note shall immediately become due and payable, without any requirement on the part of the Payee to give notice, or make declaration, of any kind regarding such Event of Default and without presentment, demand, protest or any other requirement on the part of the Payee, all of which are hereby expressly waived by the Maker.

         (c) From and after the occurrence of any Event of Default, and for so long as such Event of Default shall continue, the unpaid principal amount of this Note shall bear interest at a rate per annum equal to the lesser of (i) ten percent (10%), or (ii) the Highest Lawful Rate (as defined below), payable on demand.

         5. Waiver of Certain Demands and Notices. Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby expressly waived by the Maker.

         6. Payment of Court Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, the Maker agrees to pay court costs, reasonable attorneys' fees and other costs of collection of the holder hereof.

         7. Usury. It is the intention of the Maker to conform strictly to applicable usury laws now or hereafter in force, and therefore all agreements between the Maker and the Payee are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof or otherwise, shall the amount paid or agreed to be paid to the Payee, for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permitted by applicable law. Regardless of any provision contained herein, or in any other documents or instruments executed in connection herewith, the Payee shall never be entitled to receive, collect or apply, as interest hereon, any amount in excess of the Highest Lawful Rate (hereinafter defined) and in the event the Payee ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall be refunded to the Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Maker and the Payee shall, to the maximum extent permitted under applicable law,
(a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and
(c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, the Payee shall either apply or refund to the Maker the amount of such excess as herein provided, and in such event the Payee shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate. As used in this Note, the term "Highest Lawful Rate" means, at any given time during which indebtedness shall be outstanding hereunder, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note under the laws of the United States and applicable state law currently in effect or, to the extent allowed by law, under such applicable laws of the United States and applicable state law may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow, in any case after taking into account, to the extent required by applicable law, any and all relevant payments or charges under this Note and any documents executed in connection herewith.

         8. Additional Covenants of the Maker.

         (a) The Maker shall comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, for so long as and to the extent that such requirements apply to the Maker.

         (b) The Maker shall not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note. Without limiting the generality of the foregoing, the Maker (i) will at all times reserve and keep available, solely for issuance and delivery upon conversion of this Note, shares of Common Stock issuable from time to time upon conversion of this Note, (ii) will not increase the par value of any shares of capital stock receivable upon conversion of this Note above the amount payable therefore upon such conversion, and (iii) will take all such actions as may be necessary or appropriate in order that the Maker may validly and legally issue fully paid and non-assessable stock upon conversion of this Note.

         (c) Until the entire Principal Amount of and all accrued but unpaid interest on this Note is paid in full, the Maker shall not take any of the following actions without the prior written consent of the Payee (which consent shall not be unreasonably withheld):

                  (i) sell all or a significant portion of the Maker's assets, or merge or enter into any combination or consolidation with another person or entity, in which it is not the surviving entity or

                  (ii) directly or indirectly make or pay any cash dividends or make any distributions on any of its equity securities.

         9. Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas. Venue for any action arising out of this Note shall lie exclusively in Dallas County, Texas.

         10. Permitted Transfer or Assignment by Holder. The holder of this Note may not transfer or assign to any person or entity all or any portion of this Note unless, prior to any transfer or assignment, the holder of this Note gives written notice to the Maker of such holder's proposal to effect such transfer or assignment, together with such information and other written assurances as the Maker may reasonably request with respect to the proposed transfer or assignment and the proposed transferee or assignee. The Maker and the holder of this Note acknowledge that the foregoing condition is intended only to ensure compliance with the provisions of the Securities Act of 1933, as amended, and any applicable state securities laws in respect of the transfer or assignment of this Note.

         12. Successors and Assigns. This Note shall be binding upon the Maker and its successors, and shall inure to the benefit of the Payee and its successors and permitted assigns. The Maker shall not assign its obligations hereunder without the prior written consent of the Payee.

         13. Notices. Any notice, request, demand or other communication permitted or required to be given pursuant to this Note shall be in writing, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually delivered to the addressee. If a written notice or signed item is expressly required by another provision of this Note, a manually signed original must be delivered by the party giving it. Any other notice, request, demand or other communication also may be sent by telegram or facsimile, with the cost of transmission prepaid, and shall be deemed inclusively to have been given on the day duly sent. Copies may be sent by regular first-class mail, postage prepaid, to the parties set forth below, but any failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party. The addresses of the parties are as follows:

         (i)      If to the Maker:
                                MedSolutions, Inc. 12750
                                Merit Drive Park Central VII, Suite 770
                                Dallas, Texas 75251
                                Attention: Matthew H.
                                Fleeger Fax: (972) 931-2250

         (ii)     If to the Payee:
                                Ajit S Brar
                                28340 Red Raven Road
                                Pepper Pike, OH 44124
                                216-591-1932

         14. Severability. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         15. Amendments and Waivers. This Note may be amended only with the mutual consent of the Payee and the Maker. No amendment or waiver or modification of this Note shall be effective unless in writing and signed by both the Maker and the Payee.

         16. WAIVER OF JURY TRIAL. THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL, AT THE OPTION OF THE PAYEE, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

                                           MEDSOLUTIONS, INC.



                                  By:       /s/ Matthew H. Fleeger
                                           -------------------------------------
                                  Name:    Matthew H. Fleeger
                                  Title:   President and Chief Executive Officer



                                  Agreed to and Accepted this Date: ______, 2004

                                  By:       /s/ Ajit S. Brar
                                           -------------------------------------
                                           Ajit S. Brar